Exhibit 99.2

Consolidated Report to the Financial Community
First Quarter 2008
(Released May 1, 2008) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	1st Qtr.
		1Q 2007 Basic EPS - GAAP Basis	$0.92
▪	Normalized non-GAAP* earnings, excluding	Special Items - 2007	(0.04)
	special items, were $0.88 per share for the	1Q 2007 Normalized Earnings - Non-GAAP Basis*	$0.88
	first quarter of 2008, unchanged from the first	Distribution Deliveries	0.02
	quarter of 2007. GAAP earnings for the first	Generation Revenues	0.23
	quarter were $0.91 per share in 2008 compared	Fuel & Purchased Power	(0.19)
	with $0.92 per share in the prior year.	Generation O&M	0.01
	.	Energy Delivery O&M	(0.03)
	1Q 2008 Results vs. 1Q 2007	Pension Expense	0.01
▪	Electric distribution deliveries increased 1%	Depreciation	(0.01)
	overall reflecting a 2% increase in both	General Taxes	(0.02)
	residential and commercial deliveries, partially	Corporate-Owned Life Insurance (COLI)	(0.06)
	offset by a 1% decrease in industrial deliveries.	Financing Costs	0.02
	The resulting higher distribution delivery	Reduced Common Shares Outstanding	0.03
	revenues increased earnings by $0.02 per share.	Other	(0.01)
	Heating-degree-days were 1% lower than in the	1Q 2008 Normalized Earnings - Non-GAAP Basis*	$0.88
	same period last year, but 2% above normal.	Special Items - 2008	0.03
		1Q 2008 Basic EPS - GAAP Basis	$0.91

▪
Total electric generation sales increased slightly. Wholesale electricity sales increased 0.4 million megawatt-hours (MWH) or 7%, while retail generation sales decreased 0.2 million MWH or 1%.  Generation revenues, excluding power sourced from third-party auction suppliers for our Jersey Central Power & Light Company (JCP&L) and Pennsylvania Power Company (Penn Power) customers, increased earnings by $0.23 per share. This increase was attributable primarily to higher wholesale and retail prices.

▪
Total fuel and purchased power expenses reduced earnings by $0.19 per share.  Higher fuel costs reduced earnings by $0.13 per share, largely due to a 5% increase in generation output, a higher proportion of fossil output in the generation mix, and rising coal and transportation costs.    Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.06 per share, primarily due to higher market prices compared to the same period last year.

▪
Lower generation O&M expenses increased earnings by $0.01 per share.  Fewer scheduled outages at the fossil plants increased earnings by $0.05 per share.  Higher nuclear operating expenses reduced earnings by $0.04 per share, mainly due to this year’s refueling outage at the Davis-Besse Plant, with no comparable outage in the first quarter of 2007.

▪	Increased Energy Delivery O&M expenses reduced earnings by $0.03 per share, reflecting higher storm-related maintenance activities.

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 1st Quarter 2008

▪	Reduced pension expense increased earnings by $0.01 per share, primarily due to an increase in the discount rate used to determine benefit obligations as of December 31, 2007.

▪	Incremental property additions increased depreciation expense by $0.01 per share.

▪	Higher general taxes reduced earnings by $0.02 per share, primarily due to higher payroll and property taxes, as well as higher Pennsylvania gross receipts taxes.

▪	Decreased investment income due to market-related declines in the value of corporate-owned life insurance reduced earnings by $0.06 per share.

▪	Lower financing costs increased earnings by $0.02 per share. The decrease in financing costs reflects lower interest rates and reduced short-term borrowings

▪	The reduction in shares outstanding, due to the accelerated repurchase of 14.4 million common shares in March 2007, enhanced earnings by $0.03 per share.

▪
Two special items were recognized during the first quarter of 2008.  The first was a $0.06 per share increase in earnings recognized from the gain on the sale of non-core assets. The second relates to a $0.03 per share reduction in earnings from impairment of securities held in trust for future nuclear decommissioning activities.

2008 Earnings Guidance

▪	Normalized non-GAAP* earnings guidance for 2008, excluding special items, remains at $4.15 to $4.35 per share.

* The 2008 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5415	(330) 384-5500	(330) 761-4239

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 1st Quarter 2008                                                                                       2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended March 31,
		2008	2007	Change
	Revenues
(1)	Electric sales	$3,030	$2,764	$266
(2)	Other	247	209	38
(3)	Total Revenues	3,277	2,973	304
	Expenses
(4)	Fuel	328	262	66
(5)	Purchased power	1,000	859	141
(6)	Other operating expenses	800	749	51
(7)	Provision for depreciation	164	156	8
(8)	Amortization of regulatory assets	258	251	7
(9)	Deferral of new regulatory assets	(105)	(144)	39
(10)	General taxes	215	203	12
(11)	Total Expenses	2,660	2,336	324
(12)	Operating Income	617	637	(20)
	Other Income (Expense)
(13)	Investment income	17	33	(16)
(14)	Interest expense	(179)	(185)	6
(15)	Capitalized interest	8	5	3
(16)	Total Other Expense	(154)	(147)	(7)
(17)	Income Before Income Taxes	463	490	(27)
(18)	Income taxes	187	200	(13)
(19)	Net Income	$276	$290	$(14)
(20)	Earnings Per Share of Common Stock
(21)	Basic	$0.91	$0.92	$(0.01)
(22)	Diluted	$0.90	$0.92	$(0.02)
(23)	Weighted Average Number of
	Common Shares Outstanding
(24)	Basic	304	314	(10)
(25)	Diluted	307	316	(9)

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                  3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
 (In millions)

		Three Months Ended March 31, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,050	$289	$691	$-	$3,030
(2)	Other	162	40	16	29	247
(3)	Internal revenues	-	776	-	(776)	-
(4)	Total Revenues	2,212	1,105	707	(747)	3,277

	Expenses
(5)	Fuel	1	327	-	-	328
(6)	Purchased power	982	206	588	(776)	1,000
(7)	Other operating expenses	445	309	77	(31)	800
(8)	Provision for depreciation	106	53	-	5	164
(9)	Amortization of regulatory assets	249	-	9	-	258
(10)	Deferral of new regulatory assets	(100)	-	(5)	-	(105)
(11)	General taxes	173	32	1	9	215
(12)	Total Expenses	1,856	927	670	(793)	2,660
(13)	Operating Income	356	178	37	46	617

	Other Income (Expense)
(14)	Investment income	45	(6)	1	(23)	17
(15)	Interest expense	(103)	(34)	-	(42)	(179)
(16)	Capitalized interest	-	7	-	1	8
(17)	Total Other Expense	(58)	(33)	1	(64)	(154)
(18)	Income Before Income Taxes	298	145	38	(18)	463
(19)	Income taxes	119	58	15	(5)	187
(20)	Net Income	$179	$87	$23	$(13)	$276

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	telecommunications services and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                 4

FirstEnergy Corp.
Consolidated Income Segments
 (Unaudited)
 (In millions)

		Three Months Ended March 31, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,875	$276	$613	$-	$2,764
(2)	Other	165	45	6	(7)	209
(3)	Internal revenues	-	714	-	(714)	-
(4)	Total Revenues	2,040	1,035	619	(721)	2,973

	Expenses
(5)	Fuel	1	261	-	-	262
(6)	Purchased power	843	186	544	(714)	859
(7)	Other operating expenses	408	300	49	(8)	749
(8)	Provision for depreciation	98	51	-	7	156
(9)	Amortization of regulatory assets	246	-	5	-	251
(10)	Deferral of new regulatory assets	(124)	-	(20)	-	(144)
(11)	General taxes	165	28	2	8	203
(12)	Total Expenses	1,637	826	580	(707)	2,336
(13)	Operating Income	403	209	39	(14)	637

	Other Income (Expense)
(14)	Investment income	70	3	1	(41)	33
(15)	Interest expense	(109)	(52)	(1)	(23)	(185)
(16)	Capitalized interest	2	3	-	-	5
(17)	Total Other Expense	(37)	(46)	-	(64)	(147)
(18)	Income Before Income Taxes	366	163	39	(78)	490
(19)	Income taxes	148	65	15	(28)	200
(20)	Net Income	$218	$98	$24	$(50)	$290

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	telecommunications services and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                 5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
 (In millions)

		Three Months Ended March 31, 2008 vs. Three Months Ended March 31, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$175	$13	$78	$-	$266
(2)	Other	(3)	(5)	10	36	38
(3)	Internal revenues	-	62	-	(62)	-
(4)	Total Revenues	172	70	88	(26)	304

	Expenses
(5)	Fuel	-	66	-	-	66
(6)	Purchased power	139	20	44	(62)	141
(7)	Other operating expenses	37	9	28	(23)	51
(8)	Provision for depreciation	8	2	-	(2)	8
(9)	Amortization of regulatory assets	3	-	4	-	7
(10)	Deferral of new regulatory assets	24	-	15	-	39
(11)	General taxes	8	4	(1)	1	12
(12)	Total Expenses	219	101	90	(86)	324
(13)	Operating Income	(47)	(31)	(2)	60	(20)

	Other Income (Expense)
(14)	Investment income	(25)	(9)	-	18	(16)
(15)	Interest expense	6	18	1	(19)	6
(16)	Capitalized interest	(2)	4	-	1	3
(17)	Total Other Expense	(21)	13	1	-	(7)
(18)	Income Before Income Taxes	(68)	(18)	(1)	60	(27)
(19)	Income taxes	(29)	(7)	-	23	(13)
(20)	Net Income	$(39)	$(11)	$(1)	$37	$(14)

(a)		Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	telecommunications services and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                 6

FirstEnergy Corp.
Financial Statements
(Unaudited)
 (In millions)

Condensed Consolidated Balance Sheets
	March 31, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$70	$129
Receivables	1,423	1,421
Other	877	680
Total Current Assets	2,370	2,230

Property, Plant and Equipment	15,905	15,383
Investments	3,418	3,598
Deferred Charges and Other Assets	10,722	10,857
Total Assets	$32,415	$32,068

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,183	$2,014
Short-term borrowings	1,649	903
Accounts payable	754	777
Other	1,583	1,454
Total Current Liabilities	6,169	5,148

Capitalization:
Common stockholders' equity	8,991	8,977
Long-term debt and other long-term obligations	8,332	8,869
Total Capitalization	17,323	17,846
Noncurrent Liabilities	8,923	9,074
Total Liabilities and Capitalization	$32,415	$32,068

General Information
	Three Months Ended March 31,
	2008	2007

Debt and equity securities redemptions	$(368)	$(904)
New long-term debt issues	$-	$250
Short-term borrowings	$746	$1,139
Capital expenditures	$711	$296

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of March 31,
	2008	% Total	2007	% Total
Total common equity	$8,991	39%	$8,299	37%
Long-term debt and other long-term obligations	8,332	37%	8,546	39%
Currently payable long-term debt	2,183	10%	2,093	10%
Short-term borrowings	1,649	7%	2,247	10%
Adjustments:
Sale-leaseback net debt equivalents	2,026	9%	1,235	6%
JCP&L securitization debt	(391)	-2%	(420)	-2%
Total	$22,790	100%	$22,000	100%

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                 7

FirstEnergy Corp.
Financial Statements
(Unaudited)
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$276	$290
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation, amortization, and deferral
of regulatory assets	317	263
Deferred purchased power and other costs	(59)	(116)
Deferred income taxes and investment tax credits	89	53
Deferred rents and lease market valuation liability	4	(25)
Pension trust contribution	-	(300)
Cash collateral, net	8	6
Electric service prepayment programs	(19)	(17)
Change in working capital and other	(260)	(211)
Cash flows provided from (used for) operating activities:	356	(57)

Cash flows provided from financing activities:	227	346

Cash flows used for investing activities	(642)	(290)
Net decrease in cash and cash equivalents	$(59)	$(1)

Deferrals and Amortizations

	Three Months Ended March 31,
	2008	2007	Change
Ohio Rate Plans and Transmission Deferrals

Regulatory Assets - Beginning	$1,847	$1,863
Interest on shopping incentives	8	10	$(2)
MISO costs and interest	2	8	(6)
RCP distribution reliability costs and interest	40	46	(6)
RCP fuel costs and interest	7	14	(7)
Other	7	6	1
Current period deferrals	$64	$84	$(20)

Amortization
Ohio transition costs	$(72)	$(68)	$(4)
Shopping incentives	(30)	(30)	-
MISO costs	(5)	(5)	-
Other	(5)	(2)	(3)
Current period amortization	$(112)	$(105)	$(7)
Regulatory Assets - Ending	$1,799	$1,842

Pennsylvania Deferred PJM Costs
Beginning balance	$254	$157
Deferrals	40	35	$5
Interest	2	1	1
Amortizations	(3)	(1)	(2)
Ending balance	$293	$192

New Jersey Deferred Energy Costs
Beginning balance	$236	$369
Net recovery of energy costs	(17)	(12)	$(5)
Ending balance	$219	$357

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                 8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS		Three Months Ended March 31,
(in millions of kWhs)		2008	2007	Change
Electric Distribution Deliveries
Ohio	- Residential	4,947	4,831	2.4%
- Commercial		3,849	3,795	1.4%
- Industrial		5,630	5,679	-0.9%
- Other		91	94	-3.2%
Total Ohio		14,517	14,399	0.8%

Pennsylvania	- Residential	3,437	3,303	4.1%
- Commercial		2,860	2,771	3.2%
- Industrial		2,509	2,542	-1.3%
- Other		21	20	5.0%
Total Pennsylvania		8,827	8,636	2.2%

New Jersey	- Residential	2,355	2,353	0.1%
- Commercial		2,325	2,297	1.2%
- Industrial		693	702	-1.3%
- Other		22	21	4.8%
Total New Jersey		5,395	5,373	0.4%

Total Residential		10,739	10,487	2.4%
Total Commercial		9,034	8,863	1.9%
Total Industrial		8,832	8,923	-1.0%
Total Other		134	135	-0.7%
Total Distribution Deliveries		28,739	28,408	1.2%

Electric Sales Shopped
Ohio	- Residential	554	560	-1.1%
- Commercial		851	880	-3.3%
- Industrial		631	642	-1.7%
Total Ohio		2,036	2,082	-2.2%

Pennsylvania	- Residential	35	-	-
- Commercial		198	108	83.3%
- Industrial		488	415	17.6%
Total Pennsylvania		721	523	37.9%

New Jersey	- Residential	-	-	-
- Commercial		565	475	18.9%
- Industrial		533	519	2.7%
Total New Jersey		1,098	994	10.5%
Total Electric Sales Shopped		3,855	3,599	7.1%

Electric Generation Sales
Retail - Regulated		24,884	24,809	0.3%
Retail - Competitive		2,916	3,206	-9.0%
Total Retail		27,800	28,015	-0.8%
Wholesale		5,417	5,063	7.0%
Total Electric Generation Sales		33,217	33,078	0.4%

Operating Statistics	Three Months Ended March 31,
	2008	2007
Capacity Factors:
Fossil - Baseload	84%	64%
Fossil - Load Following	69%	74%
Nuclear	88%	99%
Generation Output:
Fossil - Baseload	40%	32%
Fossil - Load Following	22%	24%
Peaking	1%	1%
Nuclear	37%	43%

	Three Months Ended March 31,
Weather	2008	2007	Normal
Composite Heating-Degree-Days	2,865	2,902	2,805
Composite Cooling-Degree-Days	-	1	1

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                  9

FirstEnergy Corp.
Special Items and EPS Reconciliations
(Unaudited)
(In millions, except for per share amounts)

Special Items
	Three Months Ended March 31,
	2008	2007

Pre-tax Items - Income Increase (Decrease)
Gain on Sale of Non-Core Assets (a)	$32	$-
Saxton Decommissioning costs regulatory assets (b)	-	27
Trust securities impairment (c)	(16)	(5)
Total-Pretax Items	$16	$22

EPS Effect	$0.03	$0.04

(a) Included in "Revenues - Other"
(b) Included in "Deferral of new regulatory assets"
(c) Included in "Investment income"

2008 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL	Non-GAAP
	Three Months	Guidance For
	Ended March 31	Year 2008
Basic EPS (GAAP basis)	$0.91	$4.18 - $4.38
Gain on Sale of Non-Core Assets	(0.06)	(0.06)
Trust securities impairment	0.03	0.03
Basic EPS (Non-GAAP basis)	$0.88	$4.15 - $4.35

Consolidated Report to the Financial Community - 1st Quarter 2008                                                                                                                                                                                 10

RECENT DEVELOPMENTS

Ohio Substitute Senate Bill 221
On April 10, 2008, an updated version of Substitute Senate Bill 221 (Substitute SB221) was introduced in the Ohio House Public Utilities Committee (HPUC), which had been holding hearings on the Ohio Senate version of the bill. The bill would require all utilities to file an updated rate stabilization plan, now called an electric security plan (ESP), with the Public Utilities Commission of Ohio (PUCO). A utility also could simultaneously file a market rate offer (MRO) in which it would have to prove the following objective market criteria:
•	the utility or its transmission service affiliate belongs to a Federal Energy Regulatory Commission-approved regional transmission organization (RTO),
•	the RTO has a market-monitor function and the ability to mitigate market power, and
•	a published source exists that identifies information for traded electricity and energy products scheduled for delivery two years into the future.

The PUCO would test the ESP and its pricing and all other terms and conditions against the MRO and choose the more favorable option. The substitute bill also includes most of the provisions of House Bill 487 (introduced on February 21, 2008) dealing with advanced and renewable energy standards and energy efficiency, including requirements to meet annual benchmarks. On April 15, 2008, Substitute SB221 was reported out of the HPUC and referred to the full Ohio House of Representatives for consideration.  On April 22, an amended version of Substitute SB221 was passed by the House and sent back to the Senate for concurrence.  On April 23, the Senate approved Amended Substitute SB221 and forwarded the bill to the Governor for signature, where it is pending.

Ohio Distribution Rate Case Filing
On February 25, 2008, evidentiary hearings concluded in the distribution rate requests for FirstEnergy subsidiaries Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company (TE). The requests for $332 million in revenue increases were filed on June 7, 2007. Public hearings were held from March 5, 2008, through March 24, 2008. Main briefs were filed on March 28, 2008, and reply briefs were filed on April 18, 2008. The PUCO is expected to render its decision during the 2nd or 3rd quarter of 2008.

Penn Power Interim Default Service Supply Plan
On March 13, 2008, the Pennsylvania Public Utility Commission (PPUC) approved the residential procurement approach in Pennsylvania Power Company’s (Penn Power) Joint Petition for Settlement. This Request For Proposal (RFP) approach calls for load-following, full-requirements contracts for default service procurement for residential customers for the period June 1, 2008, through May 31, 2011. The PPUC had previously approved the default service procurement approaches for commercial and industrial customers. The default service procurement for small commercial customers was conducted through multiple RFPs, while the default service procurement for large commercial and industrial customers will use hourly pricing.  Bids in the first RFP for small commercial load were received on February 20, 2008, and approved by the PPUC on February 22, 2008. Bids in the second RFP were received on March 18, 2008, and approved by the PPUC on March 20, 2008. On March 28, 2008, Penn Power filed compliance tariffs with the new default service generation rates based on the approved RFP bids for small commercial customers, which the PPUC then certified on April 4, 2008. On April 14, 2008, the first RFP for residential load was held consisting of tranches for both 12- and 24-month supply. The PPUC approved the bids on April 16, 2008. The second RFP is scheduled to be held on May 14, 2008, after which Penn Power expects the PPUC to approve the new rates, which would go into effect June 1, 2008.

Met-Ed and Penelec Transmission Service Charge Update Filing
On April 14, 2008, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) filed annual updates to the transmission service charge rider (TSC) for the period June 1, 2008, through May 31, 2009.  The proposed TSCs include a component for under-recovery of actual transmission costs incurred during the prior period and future transmission cost projections for June 2008 through May 2009. Met-Ed, has proposed a transition approach that would recover past under-recovered costs plus carrying charges through the new TSC, and defer a portion of the projected costs plus carrying charges for recovery through future TSCs by December 31, 2010.

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 1st Quarter 2008                                                                                        11

Repurchase and Remarketing of Auction Rate Bonds
In February 2008, FirstEnergy’s subsidiaries elected to convert all $530 million of their outstanding auction rate bonds to a weekly rate mode in response to disruptions in the auction rate securities markets and a loss of confidence in bond insurers. The conversion of these bonds required their mandatory purchase on the applicable conversion dates. Between February 27, 2008, and April 2, 2008, FirstEnergy’s subsidiaries repurchased these securities. The companies initially funded the repurchase with short-term debt, capping their exposure at the short-term borrowing rate. On April 22, 2008, Met-Ed ($28.5 million) and Penelec ($45 million) remarketed their bonds that previously had been in an auction rate mode in a variable-rate mode supported by a bank letter of credit.  Subject to market conditions, the companies plan to remarket or refund the rest of these securities over the balance of the year, either in fixed-rate or variable-rate modes.

Record Generation Output
FirstEnergy set a new first quarter generation output record of 20.4 million megawatt-hours, a 1.8% increase over the previous record established in the first quarter of 2006. The generation record reflected favorable performance from both the fossil and nuclear fleets.

Nuclear Operations Update
On April 14, 2008, the Perry Nuclear Power Plant returned to service following completion of a 10-day planned outage for valve work and other maintenance in preparation for the upcoming summer months.

On April 14, 2008, Beaver Valley Unit 2 began its regularly scheduled refueling outage. During the outage, several improvement projects are expected to take place on the 868-megawatt (MW) unit, including replacing the high pressure turbine and inspecting the reactor vessel and other plant safety systems. BV2 operated for 520 consecutive days when it was taken off line for the outage.

Sale of Telecommunications Assets
On March 7, 2008, FirstEnergy sold substantially all of the assets of FirstEnergy Telecom Services, Inc. to First Communications, Inc., (FirstCom) for $45 million in cash, with FirstCom also assuming related liabilities. The sale resulted in an after-tax gain of approximately $0.06 per share. FirstEnergy is a 15.6% shareholder in FirstCom.

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Consolidated Report to the Financial Community – 1st Quarter 2008                                                                                       12

Forward-looking Statements.  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our, or our management’s, intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes including revised environmental requirements and possible greenhouse gas emissions regulation, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in our SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Supreme Court of Ohio regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and Met-Ed and Penelec’s transmission service charge filings with the PPUC (as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to continue to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, changing market conditions that could affect the value of assets held in our nuclear decommissioning trust fund, pension fund and other trust funds, the ability to access the public securities and other capital markets and the cost of such capital, the risks and other factors discussed from time to time in our SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.  We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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Consolidated Report to the Financial Community – 1st Quarter 2008                                                                                      13